Exhibit 10.6
NATIONAL DENTEX CORPORATION
AMENDMENT NO. 1
TO
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN VI
     This Amendment No. 1 to the National Dentex Corporation Supplemental Executive Retirement Plan VI (as amended hereby, the “Plan”) is dated as of the 31st day of December, 2008, is adopted by National Dentex Corporation, a Massachusetts corporation (the “Company”), and is binding upon the Company and the Participants. Capitalized terms used in this Amendment No. 1 and not defined herein shall have the respective meanings ascribed to them in the Plan.
     WHEREAS, the Plan was first effective as of the 11 day of August, 2006; and
     WHEREAS, the Company desires to make certain changes to the Plan to conform certain defined terms including “disability” and “change of control” and the timing of certain payments for “specified employees” to the final rules under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code), as well as making certain other clarifications under the Plan; and
     WHEREAS, Article XIV of the Plan provides that it may be amended by a written agreement signed by the Company and the Participants; and
     WHEREAS, the Board of Directors of the Company (the“Board”), upon the recommendation of the Compensation Committee of the Board, has authorized the Company to make the changes set forth below; and
     WHEREAS, each of the Participants has adopted this Amendment No. 1 by executing and delivering to the Company an adoption agreement in substantially the form attached as Exhibit A hereto.
     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Plan is hereby amended as follows:
1.	Amendment to Article 1 Definitions of the Agreement. Article 1 shall be amended to add the following new definitions as follows:

““Code” shall mean the Internal Revenue Code of 1986, as amended.”

““Disability” or “Disabled” shall mean (a) the inability of the Participant to engage in any substantial gainful employment activity on behalf of the Company, with or without reasonable accommodation as that term is defined under applicable state or federal law, by reason of any medically determinable physical or mental impairment (i) that can be expected to result in death or to last for a continuous period of not less than 12 months; or (ii) that can be expected to result in death or to last for a continuous period of not less than 12 months and the Participant is receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s employees; or (b) the Participant shall be determined to be totally disabled by the U.S. Social Security Administration (“SSA”). A determination of Disability (other than a determination by the SSA) shall be made by an independent physician selected by the Board of Directors and whose determination as to disability shall be binding on the Company and the Participant.”

““Specified Employee” shall mean the Participant if the Company’s stock is publically traded on an established securities market and the Participant:

(a)	owns more than 5 percent (5%) of the stock of the Company or any member of its “controlled group” as that term is defined under §1563 of the Code;

(b)	owns more than 1 percent (1%) of the stock of the Company and has compensation from the Company in excess of $150,000 per year; or

(c)	is an officer of the Company with compensation in excess of $145,000 per year.”
2.	Amendment to Article II of the Plan. Article II part 2(ii) is hereby amended by adding a new section (6) as follows:

“(6) Distributions to a Specified Employee may not be made before the date that is six months after the date of separation from service, or, if earlier, the date of death.”
3.	Amendment to Article III of the Plan. Article III is hereby amended by deleting Article III in its entirety and replacing it with the following:
“Change of Control
(1) Acceleration of Vesting Upon Change of Control. If a Change of Control of the Company (as defined in Section (3) below) occurs prior to the vesting in full of the Retirement Benefit under Article II, Section (2), and the Participant is rendering Service to the Company immediately prior to the date of such Change of Control, then notwithstanding any change in the Participant’s Service status that may occur in connection with, upon or subsequent to such Change of Control, the Retirement Benefit provided in Article II, Section (1) shall be deemed to be vested in full, notwithstanding the provisions of Article II, Section (2), as of the date of such Change of Control. Such benefits shall be payable, as and when provided for in Article II, Section (1), beginning after the Payout Trigger Date, upon the terms and on the monthly schedule provided therein.

(2) Obligations of Successor Entity. In furtherance and not in limitation of Section (1) above and Article XVIII below, the Company agrees that it will not permit to occur any Change of Control (to the extent within the Company’s control), nor merge or consolidate with any other corporation or organization, nor sell substantially all of its assets to, or permit its business activities to be taken over by, another corporation or organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Company herein set forth and as amended from time to time. The Company further agrees that it will not cease business activities, dissolve, liquidate or terminate its existence, other than as heretofore set forth in this Article III, without having made adequate provision for the fulfilling of its obligations hereunder.

(3) Definition of Change of Control. As used in this Plan, the term “Change of Control” shall mean either a change in ownership, change in effective control, or change in a substantial portion of the Company’s assets, as follows:

(i) Change in Ownership. A change in ownership occurs if a person, or multiple persons acting as a group, acquires more than 50% of the capital stock of the Company, measured by voting power or value.

(ii) Change in Effective Control. A change in effective control occurs if either:

(a) A person (or group of persons) acquires 30% of the capital stock of the Company measured by voting power over a 12-month period; or

(b) A majority of the Board of Directors of the Company is replaced by directors not endorsed by the prior members of the board.

(iii) Change in a Substantial Portion of the Company’s Assets. A Change of Control based on the sale of assets occurs if a person (or group of persons) acquires 40% or more of the gross fair market value of the assets of the Company over a 12-month period.”
4.	Amendment to Article VI of the Plan. Article VI is hereby amended by deleting Article VI in its entirety and replacing it with the following:
“Disability
In the event that the Participant becomes Disabled, such Disability shall have no effect on the amount or timing of the benefits to be payable under this Plan, except to the extent that, for purposes of Article II, Section (2), the Participant’s Service terminates as a result of such Disability prior to the date the Retirement Benefit shall have vested in full.”

5.	Remainder of the Plan Unaffected. In all other respects, the provisions of the Plan shall remain in full force and effect.
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     IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the Plan to be signed its corporate name by its duly authorized officer.

NATIONAL DENTEX CORPORATION

By:	/s/ Richard Becker, Jr.
Name:	Richard Becker, Jr.
Title:	Executive Vice President & Treasurer

Exhibit A
ADOPTION AGREEMENT FOR AMENDMENT NO. 1
FOR USE BY PARTICIPANTS IN THE
NATIONAL DENTEX CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN VI
     THE UNDERSIGNED, being a Participant under and as defined in the National Dentex Corporation Supplemental Executive Retirement Plan VI (the “Plan”), hereby adopts and agrees to the terms and provisions of Amendment No. 1 to the Plan dated as of the ___ day of December, 2008, in the form to which this Adoption Agreement has been attached, and agrees that this Adoption Agreement shall serve as the undersigned’s counterpart signature page to such Amendment No. 1.

[Signature of Participant]

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